Report From The President

DATE:    August 15, 2019

 FEDERAL HOME LOAN BANK OF NEW YORK
DECLARES A 6.35% DIVIDEND FOR THE SECOND QUARTER OF 2019

I am pleased to announce that, on August 15, 2019, your Board of Directors approved a dividend for the second quarter of 2019 of 6.35% (annualized). The dollar amount of the dividend will be approximately $92.2 million. The cash dividend will be distributed to member financial institutions on August 16, 2019.

Our continued ability to offer daily access to funding in all market environments, as well as provide a consistent and reasonable quarterly dividend, enhances the value of membership in our cooperative and positions us to be a reliable partner for our members.

We filed our Form 10-Q for the second quarter of 2019 with the U.S. Securities and Exchange Commission on August 8, 2019.

Sincerely,

José R. González
President and CEO

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Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995
This report may contain forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon our current expectations and speak only as of the date hereof. These statements may use forward-looking terms, such as "projected,""expects," "may," or their negatives or other variations on these terms. The Bank cautions that, by their nature, forward-looking statements involve risk or uncertainty and that actual results could differ materially from those expressed or implied in these forward-looking statements or could affect the extent to which a particular objective, projection, estimate, or prediction is realized. These forward-looking statements involve risks and uncertainties including, but not limited to, regulatory and accounting rule adjustments or requirements, changes in interest rates, changes in projected business volumes, changes in prepayment speeds on mortgage assets, the cost of our funding, changes in our membership profile, the withdrawal of one or more large members, competitive pressures, shifts in demand for our products, and general economic conditions. We undertake no obligation to revise or update publicly any forward-looking statements for any reason.

FEDERAL HOME LOAN BANK OF NEW YORK ● 101 PARK AVENUE ● NEW YORK, NY 10178 ● T: 212.681.6000 ● WWW.FHLBNY.COM